EXHIBIT 16

                               GRANT THORNTON LLP

May 3, 1999

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  Admiralty Bancorp, Inc.
          Commission File No. 0-24891


Dear Sir or Madame:


We have read Item 4 of the Form 8-K/A of Admiralty Bancorp, Inc. dated April 9, 1999, and agree with the statements in Item 4 contained therein.

Very truly yours,

/s/ Grant Thornton LLP
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GRANT THORNTON LLP